MAIN CONTRACT

           in respect of the building, financing and operating of the
                 "Coal-Waste Moscow" waste incineration Complex
                           according to the BOOT model

                                     between

            the Government of the City of Moscow, Russian Federation
                     represented by the First Deputy Premier
                    of the Government of the City of Moscow,
              Mr. Boris Vassilyevich Nikolsky, acting on the basis
                       of the Constitution of the City of
                 Moscow and the powers of attorney in accordance
                    with Resolution No. 860 of the Government
                 of the City of Moscow dated 10th November 1998,
                  "On the realisation of the project to build a
                 waste incineration plant in accordance with the
                offer submitted by the company "THG Ost-West mbH"

                         hereinafter called the "Client"

                                       and

                                THG Ost-West mbH
                               Beisenstr. 39 - 41
                                 45964 Gladbeck
                                     Germany
              represented by the Director, Prof. Dr. Heinz Holter,
                   acting on the basis of the company charter

                     - hereinafter called the "Contractor" -

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                                Table of Contents

       Article 1      Definitions and terms

       Article 2      Subject-matter and general conditions of the Contract
       2.1            Subject-matter of the Contract
       2.2            Project Company (Project Sponsor)
       2.3            Investment Contract
       2.4            Property rights
       2.5            Operation of the Complex
       2.6            Contracts and documents required to implement the Project

       Article 3      General Project implementation terms
       3.1            Technical performance decisions
       3.2            Involvement of third parties
       3.3            Mutual obligation to exchange information

       Article 4      Obligations of the Project Company
       4.1            Securing the Project finance
       4.2            Building permits and operating licences
       4.3            Construction of the Complex
       4.4            Transfer of the Complex to the Client

       Article 5      Operation of the Complex
       5.1            Contract for the Disposal of Municipal Solid Waste
       5.2            Acceptance and processing of the municipal solid waste
       5 3            Supply and disposal of the waste
       5.4            Furnishing of information on the operation of the Complex
       5.5            Commencement  of work on the disposal of  municipal  solid waste
       5.6            Fee for the disposal of municipal solid waste

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        Article 6      Elements and level of the investment costs
        6.1            Basic price
        6.2            Additional costs
        6.3            Annual interest
        6.4            Customs duties and taxes
        6.5            Investment costs
        6.6            Validity of the basic price
        6.7            Payment plan and due dates
        6.6            Currency
        6.9            Documentation

        Article 7      Obligations of the Client
        7.1            Support for the Project Company by the Client
        7.2            Lease agreement for the Moscow site
        7.3            Transfer and preparation of the Moscow site
        7.4            Payback of investment costs
        7.5 Guarantee of payment of the fee for the disposal of municipal solid waste
        7.6            Guarantee  of  acceptance  of  residual  and   recyclable
                       materials

        Article 8      Customs duties and taxes

        Article 9      Changes in the general performance conditions
        9.1            Changes in the costs
        9.2 Changes in conjunction with the results of financial engineering

        Article 10     Liability

        Article 11     Regulatory Commission

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        Article 12     Force majeure

        Article 13     Amendments
        13.1           Trustful cooperation

        Article 14     Term and termination of the Contract
        14.1           Term
        14.2           Termination of the Contract for important reasons
        14.3           Consequences of a termination of the Investment Contract

        Article 15     Arbitration

        Article 16     Concluding provisions and Appendices
        16.1           Assignment of claims
        16.2           European Monetary Union
        16.3           Severability clause
        16.4           Appendices
        16.5           Written form
        16.6           Language and number of copies

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                                    Article 1
                              Definitions and terms

The  contracting  parties  have  agreed on the  following  definitions  for this
Contract:

1.1 Municipal solid waste                  solid    waste    from    residences,
                                           commercial       enterprises      and
                                           organisations,   wastes   similar  in
                                           content to domestic waste.


1.2 Coal-waste  systems  technology (CWS)  the  principle of the  combustion  of
                                           waste-derived   fuel  in  a  separate
                                           grate    incinerator   (a   so-called
                                           satellite furnace) and utilization of
                                           the energy inherent in the flue gases
                                           in a conventional power station steam
                                           generator.    This   technology   was
                                           developed  by  the  Holter  group  of
                                           companies  and  enjoys  international
                                           patent protection

1.3 Project                                the  construction  of the "Coal-Waste
                                           Moscow"  Complex for the  disposal of
                                           municipal   solid   waste  using  the
                                           coal-waste     systems     technology
                                           developed  by  Prof.   Dr.   Heinrich
                                           Holter.

1.4 Ryasan power station                   the thermal power station  located at
                                           Ryasan    and    operated    by   OAO
                                           "Ryasanskaya GRES".

1.5 Power station operator                 OAO "Ryasanskaya GRES".

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1.6 Complex                                the entire buildings,  facilities and
                                           equipment located on the territory of
                                           the  City of  Moscow  on the  site of
                                           Ryasan power station for the sorting,
                                           processing,      transporting     and
                                           combusting  of waste  in a  satellite
                                           incinerator  with subsequent  thermal
                                           utilisation  of  the  flue  gas  in a
                                           steam   generator   at  Ryasan  power
                                           station.

1.7 Creation of the Complex                the  construction  of  buildings  and
                                           facilities,  the supply and  assembly
                                           of equipment,  and the  commissioning
                                           of the Complex

1.8 Operating phase                        period from the  commissioning to the
                                           transfer of  ownership of the Complex
                                           to the Client.

1.9 Project Company                        the   Project   Company   "Kohle-Mull
                                           Systemtechnik    Moskau   GmbH"   (in
                                           accordance with Resolution No. 860 of
                                           the  Government of the City of Moscow
                                           dated 10th November 1998).

1.10 Project Sponsor                       the   Project   Company   "Kohle-Mull
                                           Systemtechnik      Moskau      GmbH",
                                           responsible  for   implementing   the
                                           Project.

1.11 Ecotechprom                           the state-owned,  unitary  enterprise
                                           "Ecotech prom",  formed as a juristic
                                           person and  transacting  business  in
                                           accordance     with     the     legal
                                           requirements     of    the    Russian
                                           Federation.  The Client has nominated
                                           Ecotechprom   as   the   organisation
                                           authorised to control the process for
                                           the  treatment  of  municipal   solid
                                           waste on the territory of the City of
                                           Moscow.


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1.12 Operator                              joint  venture in the form of a close
                                           company  to  be  established  by  the
                                           Project  Company and  Ecotechprom for
                                           the   purposes   of   operating   the
                                           Complex.  The Project  Company  shall
                                           hold a  majority  of at least  70% of
                                           the Operator's shares.

1.13 BOOT model                            the financing, planning, building and
                                           operating    of   the   Complex   and
                                           subsequent    transferring   of   the
                                           property  rights in the Complex  from
                                           the Project Company to the Client.

1.14 Moscow site                           part of the site in  Moscow  formerly
                                           belonging  to  Ecotechprom   that  is
                                           required for the  construction of the
                                           Complex.

1.15 Management Contract                   contract  to  be   concluded  by  the
                                           Project Company and the Operator that
                                           governs the  principles of management
                                           of the Complex by the Operator.

1.16 Contract for the Disposal of
     Municipal Solid Waste                 contract   to  be  entered   into  by
                                           Ecotechprom   and  the   Operator  in
                                           respect   of   the   acceptance   and
                                           disposal of municipal solid waste.

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1.17 Investment Contract                   contract  to  be   concluded  by  the
                                           Project Company and, on behalf of the
                                           Client,  the  Investment  Policy  and
                                           State   Funding   Administration   in
                                           respect  of  the  funding,  planning,
                                           building and subsequent  transferring
                                           of the property rights in the Complex
                                           to the Client.

1.18 Investment costs                      all  the   costs  of   creating   and
                                           financing the Complex.

1.19 Investment phase                      period  from the time the  finance is
                                           secured to the  commissioning  of the
                                           Complex.

1.20 Financial engineering                 the requisite expertises, reports and
                                           audits   demanded  by  the  financing
                                           organisations  for the  authorisation
                                           of the finance.

1.21 Contract                              this  Contract  entered  into  by the
                                           Contractor  and the Client  according
                                           to the BOOT model.

                                    Article 2

              Subject-matter and general conditions of the Contract

2.1  Subject-matter of the Contract

     For the purposes of creating an ecologically sound and cost-effective waste disposal model in Moscow the Client hereby appoints the Contractor to finance, plan, build and operate according to the BOOT model the waste

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     disposal  complex In Moscow in  accordance  with the  technological  system
     "Coal-Waste Systems Technology" developed by Prof. Dr sc. Dr.-Ing. Heinz Holter.

     The Client agrees to pay the investment costs referred to at Art. 6 over the course of 15 years from the date the Complex is taken into operation.

2.2  Project Company (Project Sponsor)

     The Project shall be implemented by the Project Company "Kohle-Mull Systemtechnik Moskau GmbH." The Project Company is the sponsor of the Project.

     The rights and obligations associated with the financing, planning and building of the Complex and the subsequent transfer of the property rights in the Complex to the Client at the end of the agreed period shall accrue only in the person of the Project Sponsor (the Project Company).

2.3  Investment Contract

     Under the terms of this Contract the Client, represented by the Investment Policy and State Funding Administration, shall conclude an Investment Contract with the Project Company in which the Project Company undertakes to finance, plan, build and subsequently transfer the property rights in the Complex to the Client on expiry of a 15-year period starting from the date the Complex is taken into operation.

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2.4  Property rights

     On completion of the planning and construction work, the Project Company shall purchase the property rights in the Complex, which shall be registered and documented in accordance with the statutory requirements of the Russian Federation.

     Until such time as the property rights in the Complex are transferred to the Client, the Project Company shall for the duration of the Investment Agreement remain the owner of all the facilities, buildings and equipment it constructs or installs in the Complex, including any refurbishments made during the course of operation of the Complex.

2.5  Operation of the Complex

     The technical and commercial operation of the Complex for a period lasting 15 years after commissioning shall be performed by the Operator on the basis of a contract to be concluded with Ecotechprom in respect of the disposal of municipal sold waste.

     Ecotechprom   has  been  nominated  by  the  Client  as  the   organisation
     responsible for the disposal of municipal solid waste on the territory of the City of Moscow.

     The Operator shall be formed and duly registered by the Project Company and Ecotechprom as a close company operating in the Russian Federation. The Project Company shall have a majority shareholding in the Operator of at least 70% of the shares. The basis for the formation of the Operator shall be the company formation agreement entered into by the Project Company and Ecotechprom.

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2.6  Contracts and documents required to implement the Project

     During the course of Project development the Parties shall ensure that the following essential contracts and documents are drawn up and concluded:

     a) Investment Agreement entered into by the Client and the Project Company in respect of the financing, planning and building of the Complex and subsequent transfer of the property rights therein to the Client;

     b) Contract for the Disposal of Municipal Solid Waste entered into by Ecotechprom and the Operator in which the details with respect to the operation of the Complex and the payments for such operation are laid down;

     c) contract entered into by Moskomsem and the Project Company in respect of the transfer to the Project Company of the rights to use the site required for the construction of the Complex in Moscow;

     d) letter of guarantee issued by the Client in respect of the meeting of the payment obligations owing to the Project Company in accordance with the Investment Agreement;

     e) guarantees issued by the Project Company with respect to the transfer of the property rights in the Complex to the Client and the business management rights to Ecotechprom in accordance with the terms of the Investment Agreement.

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                                    Article 3

                      General Project implementation terms

3.1  Technical performance decisions

     The Project Company shall have a free rein in the choice of technical and other such measures in the fulfilment of its duties when implementing the Project so long as said measures are in compliance with the statutory provisions in force in the Russian Federation and provide for a disposal of municipal solid waste in accordance with the Contract for the Disposal of Municipal Solid Waste and the Investment Agreement. In the process the Project Company shall comply with the corresponding legal, technical and ecological regulations that are in force in the Russian Federation at the time the Investment Agreement is signed.

3.2  Involvement of third parties

     The Client and the Project Company are entitled to avail themselves of the services of third parties in the fulfilment of their duties under the terms of this Contract.

3.3  Mutual obligation to exchange information

     The Client and the Project Company shall inform each other immediately on occurrence of any events that could hinder the Client and/or the Project Company in the fulfilment of their obligations under the terms of this Contract.
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                                    Article 4

                       Obligations of the Project Company

4.1  Securing the Project finance

     The Project Company shall assume the responsibility for financing all the investment expenses incurred in the implementation of the Project.

     One of the conditions for securing the Project finance is that the loans must be secured by a guarantee provided by the state of North-Rhine Westphalia and the guarantee to be provided by the Client referred to at Art. 2.6d).

4.2  Building permits and operating licences

     The Project Company shall apply for all approvals, permits, licences and agreements required for the construction of the Complex (hereinafter referred to as "permits") without delay. The Client shall assist the Project Company in this to the best of its ability.

     If the permits required to build the facility are not obtained on time despite the correct and proper submission of the application by the Project Company, with the result that the Project Company is unable to commence and/or complete and/or commission the Complex by the times for completion laid down in the Investment Agreement, the Project Company shall not be bound by the times for completion agreed in the Investment Agreement. The relevant times shall be put back by a period equivalent to the delay in the granting of the permit concerned. Should the Project Company incur any additional costs (in particular interest on finance) as a result of a delay

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     for which the Project  Company was not at fault,  the Client  shall  refund said additional costs to the Project Company on top of the investment costs referred to at Art. 6.

     If the delay in obtaining the permits is attributable to the incorrect completion or submission of the applications for such permits by the Project Company, the additional costs shall be borne by the Project Company.

4.3  Construction of the Complex

     On conclusion of the Investment Agreement, receipt of all the necessary permits and securing of the finance, the Project Company shall construct the Complex in accordance with the offer that formed the basis for the wording of Resolution No. 860 passed by the Govemment of the City of Moscow on 10th November 1998. The incineration performance diagram for the Complex is attached to this Contract at Appendix 1.

4.4  Transfer of the Complex to the Client

     The Project Company shall transfer ownership of the Complex to the Client in a fully operational condition within the period laid down in the Investment Agreement but no later than 15 years after the Complex was taken into operation. The Project Company shall remain the owner of the Complex until such time as ownership of the Complex is transferred to the Client.

     A prerequisite for the transfer of the property rights in the Complex from the Project Company to the Client shall be payment in full of the investment costs according to Art. 6 of this Contract by the Client.

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     The deadlines for and method and form of the transfer of property rights in the  Complex  from the  Project  Company to the Client must comply with the
     requirements  of  the  statutory   regulations  in  force  in  the  Russian
     Federation and shall be specified individually in the Investment Agreement.

                                    Article 5

                            Operation of the Complex

5.1  Contract for the Disposal of Municipal Solid Waste

     The Operator shall conclude a Contract for the Disposal of Municipal Solid Waste with Ecotechprom that shall be valid for the duration of the Investment Agreement. The Contract for the Disposal of Municipal Solid Waste shall form the basis of the Operator's obligation to ensure the technical and commercial operation and the supervision and control of the Complex for the full term of the Investment Agreement using the funds paid by Ecotechprom against the disposal fee in accordance with the Contract for the Disposal of Municipal Solid Waste. In this connection the Operator shall ensure that the necessary personnel, equipment and supplies are made available. The Contract for the Disposal of Municipal Solid Waste shall also specify the quantities and the quality of the waste delivered for disposal.

5.2  Acceptance and processing of the municipal solid waste

     Based upon the more detailed terms of the Contract for the Disposal of Municipal Solid Waste, the Operator shall receive and process the wastes delivered by Ecotechprom in accordance with Art. 5.3. Ecotechprom shall in return for a separate fee take delivery and dispose of the residual materials arising during processing of the waste.

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5.3  Supply and disposal of the waste

     Ecotechprom shall guarantee the supply to the Complex of 240,000 tonnes of waste per year of a composition specified at Appendix 2 to this Contract.

     In the event of the main boiler being out of operation for a lengthy period, e.g. during an inspection of the power station block, the fuel recovered from the waste delivered to Ryasan power station during this time shall be taken to the Ecotechprom landfill. The costs incurred shall be incurred by the Operator.

     The remaining details with respect to the operation of the Complex shall be specified in the Contract for the Disposal of Municipal Solid Waste.

5.4  Furnishing of information on the operation of the Complex

     The Operator shall inform the Project Company about the operating process at the Complex. The Operator shall also inform the Client or Ecotechprom without delay should the operation or the operating performance of the Complex be impaired.

5.5  Commencement of work on the disposal of municipal solid waste

     The Operator shall commence work on the disposal of municipal solid waste as soon as the Complex is commissioned.

5.6  Fee for the disposal of municipal solid waste

     The amount of the disposal fee and the method of payment thereof shall be laid down in the Contract for the Disposal of Municipal Solid Waste.

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     Payment in respect of the  services  to be  provided  for the  disposal  of municipal solid waste shall be made according to a two-part contract tariff made up of:

              a)       fixed costs

              and

              b)       variable costs relating to a tonne of as-received waste,

     The Parties are in agreement that the contract tariff must cover the costs of customs fees and taxes that are to be paid by the Operator for operating the Complex (with the exception of taxes on profits). In addition to the fee for the disposal of municipal solid waste, the Operator shall be paid an extra sum in the amount of 5.5 % of the disposal costs incurred to permit the formation of an adequate profit, which sum shall be incorporated in the fee for the disposal of municipal solid waste in accordance with the Contract for the Disposal of Municipal Solid Waste.

                                    Article 6

                   Elements and level of the investment costs

6.1  Basic price

     The Project Company shall construct the Complex in accordance with the more detailed terms of the Investment Agreement for a basic price totalling:

                                 DM 114,000,000

                 (one hundred and fourteen million German marks)

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6.2  Additional costs

     This basic price covers the costs of creating the Complex. It does not include:

     o  the finance costs;

     o  the interest during the construction period;

     o  the costs of plant management and the warranty  services provided by the
        Project   Company  with  respect  to  preventive   maintenance  and  the
        replacement of defective plant components

     The above costs shall be calculated separately and added to the basic price.

6.3  Annual interest

     At the time this Contract is concluded the maximum annual rate of interest for financing the costs of the investment will be 14 %. This rate may vary before the Investment Agreement is concluded. In the event of a change in the interest terms, the rate of interest for the investment costs to be fixed in the Investment Agreement shall be amended accordingly.

6.4  Customs duties and taxes

     The basic price referred to at Art. 6.1 does not include any of the customs duties and taxes levied in the Russian Federation. These shall be determined by the Project Company together with the Client in accordance with Art. 8 "Customs duties and taxes" and added to the basic price. In the

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     event of a change in the Russian regulations with respect to the levying of customs duties and taxes, the Parties shall agree the extent of the change in the investment cots.

6.5  Investment costs

     Added together, the costs listed above represent the investment costs to be refunded to the Project Company by the Client under the terms of the Investment Agreement still to be concluded.

6.6  Validity of the basic price

     The basic price referred to at Art. 6.1 shall be deemed binding only if building work on the Complex has commenced by no later than 1st January 2000 and the schedule detailed in the programme for the construction of the Complex (Appendix 3) can be met.

6.7  Payment plan and due dates

     The payment plan and the due dates for the reimbursement of investment costs shall be laid down in the investment Agreement. The periods for payment in accordance with the Investment Agreement may be reduced by mutual consent.

6.8  Currency

     The payments laid down in the Investment Agreement shall be remitted by the Client in German marks.

6.9  Documentation

     The Project Company shall submit a document prepared according to the international standard to the Client for each payment effected by the

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     Client in which  confirmation  is given of the setoff of the  payment  made against the investment costs to be reimbursed and the total amount of payments already made is shown.

                                    Article 7

                            Obligations of the Client

7.1  Support for the Project Company by the Client

     The Client shall support the Project Company in the fulfilment of its duties under the terms of the Investment Agreement, in particular with respect to the obtaining of permits in accordance with Art. 4.2.

7.2  Lease agreement for the Moscow site

     The Client shall ensure that the Project Company is able to sign in accordance with the statutory regulations in force in the Russian Federation and in time for the planned start of building a lease agreement with Moskomsem governing the use of the site in Moscow on which the Complex is to be constructed and permitting its operation by the Operator for the full term of the Investment Agreement.

7.3  Transfer and preparation of the Moscow site

     Before the start of building on the Moscow site the Client shall at its own expense:

     a) fence off and clear the Moscow site;

     b) build or repair the roads leading to the fenced-off Complex site and make changes to the infrastructure;


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     c) provide  the  necessary  service  (such as water,  gas and  electricity, heating and telephone) in the requisite quality and quantity at the site boundaries.

     The Client shall ensure the constant availability of the aforementioned services for the full term of the Investment Agreement.

     The details of the site preparation work shall be specified in the Investment Agreement.

7.4  Payback of investment costs

     With the goal of financially securing the transfer of title to the Complex from the Project Company to the Client, the Client shall effect regular payments to the Project Company in an agreed amount in repayment of the investment costs according to Art. 6.

7.5  Guarantee  of payment of the fee for the  disposal of municipal solid waste

     The Client guarantees the Operator payment in full of the fee for the disposal of the municipal solid waste according to Art. 5.6 by Ecotechprom.

7.6  Guarantee of acceptance of residual and recyclable materials

     The Client guarantees the regular acceptance and disposal of the residual and recyclable materials arising during waste processing by Ecotechprom.

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                                    Article 8

                            Customs duties and taxes

     Prior to the Investment Agreement being signed the Project Company and the Client shall ascertain the amount of customs duties and taxes that will be levied in Russia and the City of Moscow during the investment phase and specify the definitive investment costs (subject to any future changes to be taken into account) in the Investment Agreement.

     The Investment Agreement shall include a provision according to which the investment costs will rise if the costs to be met by the Project Company increase due to a change in the statutory regulations of the Russian Federation.

                                    Article 9

                  Changes in the general performance conditions

9.1  Changes in the costs

     The investment costs and the fee for the disposal of municipal solid waste agreed in this Contract shall be ascertained on the basis of the underlying technical and economic conditions for the disposal of municipal solid waste at the time this Contract was concluded. The Investment Agreement and the Contract for the Disposal of Municipal Solid Waste shall therefore include a provision according to which the corresponding payments shall be reassessed if the underlying technical and/or economic conditions change and these circumstances do not permit their being taken into account within the scope of the price adjustment in accordance with the Contract for the Disposal of Municipal Solid Waste. Should these underlying conditions

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     change  prior to the  Investment  Agreement  and/or  the  Contract  for the
     Disposal of Municipal Solid Waste being signed, this change shall be taken into account when the definitive investment costs and fee for the disposal of municipal solid waste are laid down in the relevant project contracts.

     The underlying conditions can change, for example, in the following cases:

     a) following a change in Russian legislation or the enactment of official directives that alter the essence of the contracts required to implement the Project;

     b) following  the  adoption  of  official  decisions  that  necessitate  an
        extension  to  or  conversion  of  the  Complex  or  impose   additional
        requirements on the Complex;

     c) if the Russian contracting parties involved in the waste disposal process (in particular the operators of Ryasan power station or the state Russian railway) are not prepared to offer their services to the Project Company or the Operator on the terms and conditions previously indicated.

9.2  Changes in conjunction with the results of financial engineering

     In the event of changes in the implementation concepts described in this Contract becoming necessary within the framework of the financial engineering, the Client and the Contractor shall reach a decision on the adjustments required as a result in the interests of both parties.

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                                   Article 10

                                    Liability

     Matters with respect to the liability of the Client, the Project Company and the other organisations participating in the Project shall be governed by the contracts and agreements referred to at Art. 2.6 and any other contracts and agreements required for the implementation of this Contract.

                                   Article 11

                              Regulatory Commission

     For the purposes of discussing and clarifying any questions and problems arising during the performance of this Contract, the Parties shall set up a Regulatory Commission whose composition and tasks shall be laid down at Appendix 4 to this Contract (Stipulation with respect to the Regulatory Commission). If it is not possible to resolve a dispute between the Parties through the involvement of the Regulatory Commission within six weeks of submission of an application to convene the Regulatory Commission, each Party shall be entitled to instigate proceedings at the court of arbitration in accordance with Art. 15 of this Contract.

     For the purposes of discussing and clarifying any questions and problems arising during the implementation of the Project, the contracts and agreements referred to at Art. 2.6 shall also provide for the formation of a Regulatory Commission by the Parties. The Regulatory Commission shall deal in particular, with all questions on which the Parties to the relevant contracts cannot reach agreement.

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


                                   Article 12

                                 Force majeure

     Where the Parties to this Contract are prevented from fulflling their duties arising out of this Contract through circumstances and/or incidents of force majeure beyond their control, such as noninsurable natural events, strike, fire or governmental decisions, their obligations shall be suspended accordingly.

                                   Article 13

                                   Amendments

13.1 Trustful cooperation

     At the time this Contract was concluded it was not possible to foresee and make full provision for any major circumstances resulting from technical, economic and/or statutory legislative developments in the Russian Federation.

     In the event of an amendment to this Contract becoming necessary, the Client and the Contractor therefore undertake to work together in an atmosphere of trust and reach an agreement accordingly.

     Above all, the principles of commercial loyalty and the general principles of good faith shall apply in addition to the principles with respect to the allocation of rights and obligations as expressed in this Contract.

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


                                   Article 14

                      Term and termination of the Contract

14.1 Term

     This Contract shall take effect on being signed and expire on transfer of the property rights in the Complex from the Project Company to the Client in accordance with the terms of the Investment Agreement.

14.2 Termination of the Contract for important reasons

     The Client and the Contractor shall have the right to terminate this Contract prematurely should the other Party fail to fulfil the terms laid down in this Contract.

     Prior to any termination of this Contract, the Client or the Contractor shall be granted an appropriate period for remedying the shortcomings in the discharge of the Contract. Said period shall be jointly agreed by the Parties in each case taking into account the overall circumstances.

     If the conditions entitling the Client or the Contractor to terminate this Contract relate only to individual parts hereof, the Contract may be terminated in its entirety only if the parts affected are of major significance for the realization of the Project.

14.3 Consequences of a termination of the Investment Contract

     If, after being concluded, the Investment Agreement is legally terminated or ended by other means, it shall also be deemed a termination of this Main Contract and shall not require an additional declaration by the Parties to this effect.

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


     The Investment Agreement shall include a clause according to which in the event of its early termination - for whatever reason - the Project Company shall be obliged to transfer the title to all the facilities, buildings and equipment already constructed or installed in the Complex to the Client, provided that the Client has effected the compensation payments to the Project Company provided for this event in the Investment Agreement.

                                   Article 15

                                   Arbitration

     All disputes arising out of or related to this Contract shall be settled without recourse in the legislature under the rules of arbitration of the International Chamber of Commerce by final decision of three arbitrators appointed in accordance with said rules.

     The arbitration proceedings shall be held in Zurich, Switzerland.

     All claims relating to this Contract shall be governed by the law of the Russian Federation. The proceedings shall be held in German.

                                   Article 16

                      Concluding provisions and Appendices

16.1 Assignment of claims

     Unless otherwise expressly agreed elsewhere in this Contract, the Client and the Contractor shall be entitled to assign the rights owing to them under the terms of this Contract only with the prior written consent of the other Party.


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


16.2 European Monetary Union

     On creation of European Monetary Union, this Contract shall remain valid unchanged in the new currency. The DM amounts contained in this Contract shall be converted to the single European currency at the relevant time.

16.3 Severability clause

     Should an individual provision of this Contract be or become invalid or unenforceable, the validity of the remaining provisions shall not be affected as a result. In this case the Client and the Contractor shall reach appropriate agreement on the replacement of such provisions.

16.4 Appendices

     The  Appendices  listed  below  represent  major  constituent  parts of the
     Contract:

     Appendix 1: Incineration performance diagram

     Appendix 2: Composition of the wastes

     Appendix 3: Schedule of work for the Complex

     Appendix 4: Stipulation   with  respect  to  the  Regulatory Commission

     The Parties to this Contract agree that the provisions of the above-mentioned Appendices lay down only the general conditions for the conclusion of the contracts required for the realisation of the project as referred to at Art. 2.6

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


16.5 Written form

     Any amendments and additions to this Contract must be made in writing and be signed by the authorised representatives of the Client and the Contractor.

16.6 Language and number of copies

     This Contract shall be issued in quadruplicate, two copies in Russian and two in German.

     Gladbeck, dated                          Moscow, dated




     /s/                                      /s/
     ----------------------------------       -------------------------------
     on behalf of THG Ost-West mbH            on behalf of the City of Moscow
     Prof. Dr sc. Dr.-Ing. Heinz Holter       The First Deputy Premier of the
     Director                                 Government of the City of Moscow
                                              B. V. Nilkolsky

                                       29